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                               WATERSIDE CAPITAL
                                  CORPORATION

                                         COMMON SHARES

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                           SELECTED DEALER AGREEMENT

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                                                              Richmond, Virginia
                                                                          , 1998

Ladies and Gentlemen:

     We have delivered to you a prospectus (the "Prospectus") relating to the offering by Waterside Capital Corporation, a Virginia corporation (the "Company"), of the number of shares of common stock of the Company stated therein ("Shares"). The undersigned has agreed to purchase the Shares, subject to the conditions specified in the Underwriting Agreement.

     Subject to the terms and conditions hereof and to the modification, withdrawal or cancellation of the offering without notice, and subject to the terms and conditions of the Underwriting Agreement, one or more of the Underwriters, acting through us, are severally offering to certain dealers ("Dealers") (included among whom may be any or all of the Underwriters and their respective subsidiaries) who are members of the National Association of Securities Dealers, Inc. (the "NASD") or foreign dealers registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who shall agree, in making sales of the Shares in the United States, to conform to the NASD Conduct Rules, or if not so registered, shall agree not to reoffer, resell or deliver the Shares in the United States, its territories or possessions or to persons who they have reason to believe are citizens thereof or residents therein, unless they comply with the NASD's Interpretation with Respect to Free-Riding and Withholding and comply, as though they were members of the NASD, with the provisions of Rules 2730, 2740 and 2750 of the NASD Conduct Rules and with Rule 2420 of the NASD Conduct Rules as that rule applies to a nonmember
foreign dealer, the opportunity to purchase Shares at $       per Share (the
"public offering price") less a concession to Dealers of $       per Share. This
offer is extended to you only on behalf of such of the Underwriters as may lawfully sell Shares to Dealers in your state.

     We shall advise you by telegram, facsimile or letter of the method and terms of the offering. Acceptance of any reserved Shares, which must be sent by telegraph or in writing to us, received by the time specified therefor in the offering telegram, facsimile or letter to us by the time specified therefore in the offering communication, and any application for additional Shares, will be subject to rejection in whole or in part. The subscription books for the offering to Dealers may be closed by us at any time without notice and we reserve the right to reject any subscription in whole or in part. All subscriptions will be received subject to prior sale.

     Immediately upon receipt of the aforementioned telegram, facsimile or letter, you may reoffer the Shares purchased by you hereunder, subject to the Underwriter's receipt and acceptance of the Shares, and upon the other terms and conditions set forth herein and in the Prospectus. Shares purchased hereunder or pursuant to the following sentence are to be offered to the public at the public
offering price, except that an amount not exceeding $       per Share may be
allowed to any member of the NASD (or to foreign dealers who are not eligible for such membership but who agree to conform to the NASD Conduct Rules in making sales to purchasers in the United States) acting as principal or as buyer's agent, if such allowance is to be retained and not reallowed in whole or in part. With our consent or after the books in respect of the offering to Dealers have been closed, Dealers who are parties to the Selected Dealer Agreement and Underwriters may deal in Shares with each other at the public offering price less an amount not exceeding the concession to Dealers. After the Shares are released for sale to the public, we are authorized to vary the public offering price and other selling terms.

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     The Shares confirmed to you are to be paid for at the public offering price less the concession to Dealers at the offices of Scott & Stringfellow, 909 East Main Street, Richmond, Virginia, prior to 9:00 a.m., Richmond, Virginia time, on the Closing Date and, if applicable, the Option Closing Date, as defined in the Underwriting Agreement, by certified or official bank check payable in next day funds to our order against delivery of such Shares. Dealers not located in Richmond should arrange to have a Richmond bank or correspondent accept delivery of, and pay for, the Shares that they agree to purchase and should advise us immediately of the name of such bank or correspondent.

     In order to facilitate distribution of the Shares, we may make purchases and sales of Shares (but are without obligation to do so) in the open market or otherwise, for long or short account, at such prices, in such amounts and in such manner as we may determine, and, in arranging for the sale of Shares to Dealers, may over-allot for the accounts of the Underwriters, and may make purchases for the purposes of covering such over-allotments. There can be no assurance that the price of Shares will be stabilized or that stabilization, if commenced, will not be discontinued at any time.

     Your acceptance hereof shall constitute an obligation on your part to purchase, upon the terms and conditions hereof, the Shares confirmed to you in respect hereof and to observe all of the terms and conditions hereof. You agree that in reoffering the Shares you will comply with all applicable requirements of the Securities Act of 1933, as amended, the Exchange Act, and of all applicable rules and regulations under the federal securities laws. If you fail to pay for the Shares confirmed to you or fail to perform any of your other obligations hereunder, we may, in our discretion and without demand, notice or legal proceedings, and in addition to any and all remedies otherwise available to us (a) terminate any right or interest on your part hereunder, and (b) at any time and from time to time sell, without notice to you, any Shares then held for your account at public or private sale at such price or prices and upon such terms and conditions as we may deem fair, and apply the net proceeds so realized, as determined by us, toward payment of any obligations in respect of which you are in default, and, notwithstanding any action taken under (a) or (b) above, or both, you shall remain liable to the Underwriters for all loss and expense resulting from your default. At any such sale or sales, any of the Underwriters may purchase any portion of the Shares so sold, free from any right or interest on your part in such Shares. A default by one or more Dealers shall not release you from any obligation hereunder.

     You agree that until termination of this Agreement you will advise us, from time to time upon request, as to the number of Shares confirmed to you hereunder which then remain unsold; and you further agree that, until termination of this Agreement, you will upon our request sell to us for our account such number of such unsold Shares as we may specify at the public offering price or, if agreeable to you, at the public offering price less an amount not in excess of the concession to Dealers.

     We shall have full authority to take such action as we may deem advisable in respect to all matters pertaining to the offering or arising hereunder. You are not authorized (a) by the Company or us to give any information or to make any representations in connection with the offering or sale of the Shares other than those contained in the Prospectus or (b) to act as agent for the Company or for any of the Underwriters when offering the Shares to the public or otherwise. Nothing contained herein shall constitute the Dealers as an association or partnership with us or with each other, or an unincorporated business or other separate entity.

     We will advise you on request of the jurisdictions under the Blue Sky or securities laws of which counsel for the Underwriters have advised us that the Shares have been qualified for public offering and sale, or are exempt from qualification. We shall, however, be under no responsibility whatsoever to any Dealer with respect to the right of such Dealer to sell the Shares in any jurisdiction.

     We have undertaken and undertake to mail copies of the Prospectus upon receipt of written requests to the addresses stated in such requests. You confirm that you have undertaken and undertake to do the same with regard to the delivery of such copies to your associated persons and to other persons.

     Neither we nor any Underwriters shall be under any liability (except for our own want of good faith) for or in respect of the validity or value of, or title to, any of the Shares, the form of, or the statements contained in, or the validity of, the Prospectus or any amendment or supplement thereto, or any other instruments

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executed by or on behalf of the Company or others, the form or validity of the
Underwriting Agreement or this Agreement, the delivery of the Shares, the performance by the Company or others of any agreement on its or their part or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve us or any Underwriters from any liability imposed by federal securities laws.

     You confirm that you are familiar with the Interpretation of the Board of Governors of the NASD with respect to Free-Riding and Withholding, and you agree that you will comply with such Interpretation in offering and selling Shares to the public.

     You further represent that neither you nor any of your directors, officers, partners or "persons associated with" you (as defined in the By-Laws of the NASD), nor, to your knowledge any "related person" (as defined by the Rule 2710 of the NASD Conduct Rules) have participated or intend to participate in any transaction or dealing as to which documents or information are required to be filed with the NASD pursuant to such Rule 2710.

     All communications from you should be addressed to Scott & Stringfellow, 909 East Main Street, Richmond, Virginia 23219, Attention: Syndicate Department. Any notice from us to you shall be deemed to have been duly authorized by the Underwriters and to have been duly given if mailed or telegraphed to you at the address to which this letter is addressed.

     This Agreement may be terminated by us at any time without notice. Upon termination of this Agreement, all authorizations, rights and obligations hereunder shall cease, except rights and obligations accrued or unsatisfied at the date of termination. Notwithstanding termination of this Agreement, you shall be liable for your proper proportion of any transfer tax or other liability which may be asserted against us or any of the Underwriters or Dealers purchasing Shares hereunder, based upon the claim that the Dealers, or any of them, constitute a partnership, an association, an unincorporated business or other separate entity.

     If before the termination of this Agreement, we shall purchase, or contract to purchase, for the accounts of the Underwriters, in the open market or otherwise, any Shares delivered to you pursuant hereto, you shall repay to us, for the account of the Underwriters, the concession to Dealers with respect to such Shares, and all brokerage commissions and transfer taxes paid in connection with such purchase or contract to purchase.

     Please confirm your agreement to abide by and conform to all the terms and conditions of this Agreement by signing and returning at once the duplicate copy enclosed herewith.

                                          Yours very truly,

                                          SCOTT & STRINGFELLOW, INC.

                                          By:
                                             --------------------------------
                                                 Authorized Representative

Please execute the Confirmation on next page.

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                                  CONFIRMATION

SCOTT & STRINGFELLOW, INC.
909 East Main Street
Richmond, Virginia 23219

Ladies and Gentlemen:

     We hereby confirm our agreement to purchase the Shares to which the foregoing Selected Dealer Agreement relates, subject to your acceptance or rejection in whole or in part in case of a subscription or application in excess of any reservation, and acknowledge that such purchase and the purchase of additional Shares, if any, prior to the termination of the Selected Dealer Agreement, are subject to all the applicable terms and conditions thereof. We agree to abide by and conform to the Selected Dealer Agreement and to your offering telegram, facsimile or letter referred to therein, and to take up and pay for such Shares as therein provided. We acknowledge receipt of the Prospectus relating to the Shares and we hereby confirm that in entering into the Selected Dealer Agreement and in offering the Shares we have relied and will rely upon the Prospectus and on no other statements whatsoever, written or oral. We further confirm that we are a member of the National Association of Securities Dealers, Inc. ("NASD"), or if we are not such a member, that (i) we are a foreign dealer registered under the Securities Exchange Act of 1934, as amended, and hereby agree that in making sales of Shares in the United States we will conform to the NASD Conduct Rules, or (ii) if not so registered, we hereby agree not to reoffer, resell or deliver Shares in the United States, its territories or possessions or to any person who we have reason to believe is a citizen thereof or resident therein, unless we comply with the NASD's Interpretation with Respect to Free-Riding and Withholding and comply, as though we were a member of the NASD, with the provisions of Rules 2730, 2740 and 2750 of the NASD Conduct Rules and with Rule 2420 of such rules as that Rule applies to a non-member foreign dealer.

                                          --------------------------------------
                                          (Name of Firm)

                                          By:
                                             -----------------------------------
                                                  (Authorized Signature)

                                          --------------------------------------
                                          (Address)

                                          --------------------------------------
                                          (City and State)

Dated: ____________________, 1998

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